Exhibit 99.1

Debra I. Grassgreen (CA Bar No. 169978)
Joshua M. Fried (CA Bar No. 181541)
PACHULSKI, STANG, ZIEHL, YOUNG, JONES
& WEINTRAUB P.C.
150 California Street, 15th Floor
San Francisco, California  94111-4500
Telephone: 415/263-7000
Facsimile:  415/263-7010
Attorneys for Fresh Choice, Inc.,
Debtor and Debtor in Possession



Victor A. Sahn, Esq. (CA Bar No. 97299)
Elissa Miller, Esq. (CA Bar No. 120029)
Christopher Alliotts, Esq. (CA Bar No. 161302)
SULMEYERKUPETZ
A Professional Corporation
333 S. Hope Street, 35th Floor
Los Angeles, CA 90071-1406
Telephone:  213/ 626-2311
Facsimile:   213/ 629-4520



Attorneys for the Official Unsecured Creditors' Committee



Thomas J. Catliota, Esq. (DC Bar No. 376477)

Andrew Love, Esq. (DC Bar No. 456222)

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, NW

Washington, DC 20037-1128

Telephone:  202/663-8000

Facsimile:  202/663-8007



Attorneys for Crescent Real Estate Equities Limited Partnership


                         UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF CALIFORNIA
                                SAN JOSE DIVISION

In re:                                 Case No.:  04-54318 (ASW)



FRESH CHOICE, INC.,                    Chapter 11



                      Debtor.



                                       FIRST AMENDED JOINT PLAN OF
                                       REORGANIZATION OF FRESH
                                       CHOICE, INC.



                                       Confirmation Hearing



                                       Date: September 30, 2005
                                       Time: 8:30 a.m.
                                       Place:United States Bankruptcy Court
                                             280 South First Street, Room 3099
                                             San Jose, CA
Federal Tax ID No.: 77-0130849
                                     Judge:   Honorable Arthur S. Weissbrodt
---------------------------------




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                                TABLE OF CONTENTS

                                                                          Page


ARTICLE I DEFINITIONS........................................................2




   1.1      "Administrative Claim"...........................................2
   1.2      "Administrative Claims Bar Date".................................2
   1.3      "Administrative Claims Bar Date Order"...........................3
   1.4      "Allowed"........................................................3
   1.5      "Allowed Secured Claim"..........................................3
   1.6      "Allowed Unsecured Claim"........................................4
   1.7      "Assumed Contract" or "Assumed Contracts"........................4
   1.8      "Assumed Obligations"............................................4
   1.9      "Assumption and Cure Order"......................................4
   1.10     "Available Cash".................................................4
   1.11     "Avoidance Actions"..............................................5
   1.12     "Ballot".........................................................5
   1.13     "Bankruptcy Code"................................................5
   1.14     "Bankruptcy Court"...............................................5
   1.15     "Bankruptcy Rules"...............................................5
   1.16     "Bar Date".......................................................5
   1.17     "Business Day"...................................................5
   1.18     "Cash"...........................................................5
   1.19     "Cedarlane"......................................................5
   1.20     "Chapter 11 Case"................................................5
   1.21     "Claim"..........................................................6
   1.22     "Claimant".......................................................6
   1.23     "Claims Reserve Account".........................................6
   1.24     "Class"..........................................................6
   1.25     "Committee"......................................................6
   1.26     "Common Interest"................................................6
   1.27     "Confirmation"...................................................6
   1.28     "Confirmation Date"..............................................6
   1.29     "Confirmation Hearing"...........................................6
   1.30     "Confirmation Order".............................................7
   1.31     "Contingent Claim"...............................................7
   1.32     "Creditor".......................................................7
   1.33     "Crescent".......................................................7
   1.34     "Cure Obligation"................................................7
   1.35     "Debt"...........................................................7
   1.36     "Debtor".........................................................7
   1.37     "Disallowed Claim"...............................................7
   1.38     "Disbursing Agent"...............................................8
   1.39     "Disclosure Statement"...........................................8
   1.40     "Disputed Claim".................................................8
   1.41     "Disputed Claims Amount".........................................8
   1.42     "Effective Date".................................................8
   1.43     "Employee Benefit Plans".........................................8
   1.44     "Employee Retention Orders"......................................9
   1.45     "Estate".........................................................9
   1.46     "Estate Assets"..................................................9
   1.47     "Exculpated Parties".............................................9
   1.48     "Fairfield Note".................................................9
   1.49     "Final Order"....................................................9



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   1.50     "Fresh Choice"..................................................10
   1.51     "Interest Holder"...............................................10
   1.52     "Interests".....................................................10
   1.53     "Lien"..........................................................10
   1.54     "Mid-Peninsula Bank"............................................10
   1.55     "Mid-Peninsula Deed of Trust"...................................10
   1.56     "Mid-Peninsula Letters of Credit"...............................10
   1.57     "Mid-Peninsula Loan Agreement"..................................10
   1.58     "Mid-Peninsula Loan Documents"..................................10
   1.59     "Mid-Peninsula Personal Property Note"..........................11
   1.60     "Mid-Peninsula Pledge Agreement"................................11
   1.61     "Mid-Peninsula Real Property Note"..............................11
   1.62     "New Corporate Documents".......................................11
   1.63     "New Interests".................................................11
   1.64     "New Rejection Claim"...........................................11
   1.65     "Petition Date".................................................11
   1.66     "Plan"..........................................................12
   1.67     "Plan Agreement"................................................12
   1.68     "Plan Expenses".................................................12
   1.69     "Plan Sponsors".................................................12
   1.70     "Present Value".................................................12
   1.71     "Priority Employee Claim".......................................12
   1.72     "Priority Tax Claim"............................................12
   1.73     "Professional Fees".............................................13
   1.74     "Professionals".................................................13
   1.75     "Pro Rata" or "Pro Rata Share"..................................13
   1.76     "Record Date"...................................................13
   1.77     "Remaining Preferred Interests".................................13
   1.78     "Rejected Contracts"............................................13
   1.79     "Rejection Claim"...............................................14
   1.80     "Rejection Claim Bar Date"......................................14
   1.81     "Reorganized Debtor"............................................14
   1.82     "Retained Claims and Defenses"..................................14
   1.83     "Schedules".....................................................14
   1.84     "Secured Claim".................................................14
   1.85     "Series B Preferred Interests"..................................14
   1.86     "Tax Claim".....................................................15
   1.87     "Transferred Claims and Defenses"...............................15
   1.88     "Unliquidated Claim"............................................15
   1.89     "Unsecured Claim"...............................................15
   1.90     "Unsecured Creditor Contribution"...............................15
   1.91     "Unsecured Creditor Note".......................................16
   1.92     "Workers Compensation Claims"...................................17
   1.93     "Workers Compensation Insurers".................................17

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS...........................17

   2.1      Criterion of Class..............................................17
   2.2      Classes of Claims and Interests.................................17

ARTICLE III TREATMENT OF UNCLASSIFIED CLAIMS................................18

   3.1      Administrative Claims...........................................18
   3.2      Administrative Claim Bar Date...................................18
   3.3      Claims for Professional Fees....................................18
   3.4      Priority Tax Claims.............................................19


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

ARTICLE IV TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.....................19

   4.1      Class 1 (Priority Employee Claims)..............................19
   4.2      Class 2 (Secured Claim of Fairfield Note).......................20
   4.3      Class 3 Claims (Secured Claims of Mid -Peninsula Bank
               and Other Secured Claims)....................................20
   4.4      Class 4 (Unsecured Claims)......................................22
   4.5      Class 5 (Series B Preferred Interests)..........................22
   4.6      Class 6 (Common Interests and Remaining Preferred Interests)....22
   4.7      Class 7 (Claims of Workers' Compensation Insurers)..............22
   4.8      Nonconsensual Confirmation......................................23

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN..............................23

   5.1      Plan Agreement..................................................23
   5.2      Effective Date Transactions.....................................23
   5.3      Revesting of Estate Assets......................................24
   5.4      Issuance of New Interests/Continued Existence...................24
   5.5      Management of Reorganized Debtor................................25
   5.6      Continued Business of Reorganized Debtor........................25
   5.7      Retained Claims and Defenses....................................25
   5.8      Claims Reserve Account..........................................26
   5.9      Handling of Unsecured Creditor Contribution.....................26
   5.10     Power and Authority of Committee................................27
   5.11     Transferred Claims and Defenses.................................28
   5.12     Cooperation.....................................................29
   5.13     Payment of Plan Expenses........................................29
   5.14     Notice to Creditors with Unsecured Claims.......................29
   5.15     Distribution of Unsecured Creditor Contribution.................29

   5.16     Distribution Procedures.........................................30
   5.17     Resolution of Disputed Claims...................................30
   5.18     Reserve Provisions for Disputed Claims..........................30
   5.19     New Rejection Claims............................................32
   5.20     Allocation of Distributions.....................................32
   5.21     Rounding........................................................32
   5.22     De Minimis Distributions........................................33
   5.23     Disputed Payments...............................................33
   5.24     Unclaimed Property..............................................33
   5.25     Setoffs.........................................................34
   5.26     No Distributions on Late-Filed Claims...........................34
   5.27     Withholding Taxes...............................................34
   5.28     Post-Effective Date Reports.....................................34
   5.29     Post Effective Date Employment and Compensation of
               Professionals................................................34
   5.30     Final Decree....................................................35

ARTICLE VI EXECUTORY CONTRACTS..............................................35

   6.1      Executory Contracts and Unexpired Leases........................35
   6.2      Satisfaction of Cure Obligations................................36
   6.3      Post-Petition Executory Contracts and Unexpired Leases..........36
   6.4      Insurance Policies..............................................37
   6.5      Employee Benefit Plans..........................................37
   6.6      Order Authorizing Assumption or Rejection.......................37

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ARTICLE VII CONDITIONS PRECEDENT............................................37

   7.1      Conditions to Confirmation......................................37
   7.2      Conditions to Effective Date....................................38

ARTICLE VIII EFFECTS OF CONFIRMATION........................................39

   8.1      Binding Effect of Plan..........................................39
   8.2      Revesting of Property Free and Clear............................40
   8.3      Discharge of Debtor.............................................40
   8.4      Injunction......................................................41
   8.5      Full and Final Satisfaction.....................................42
   8.6      Limitation of Liability.........................................42

ARTICLE IX RETENTION OF JURISDICTION........................................43

ARTICLE X MISCELLANEOUS.....................................................44


   10.1     Severability of Plan Provisions.................................44
   10.2     Governing Law...................................................44
   10.3     Headings........................................................45
   10.4     Language Interpretation.........................................45
   10.5     Exhibits........................................................45
   10.6     Exemption from Transfer Taxes:..................................45
   10.7     Notices.........................................................45
   10.8     Reservation of Rights...........................................47
   10.9     Computation of Time Periods.....................................48
   10.10    Defects, Omissions and Amendments...............................48
   10.11    Filing of Additional Documents..................................48
   10.12    Successors and Assigns..........................................48
   10.13    Implementation..................................................49
   10.14    Certain Actions.................................................49
   10.15    Waiver of Ten (10) Day Stay.....................................50

                                    Exhibits



                Exhibit A        -        Plan Agreement

                Exhibit B        -        Rejected Contracts

                Exhibit C        -        Net Working Capital Liabilities

                Exhibit D        -        Unsecured Creditor Note

                              PRELIMINARY STATEMENT

         Fresh Choice, Inc., the above-referenced debtor and debtor in possession (the "Debtor"), Crescent Real Estate Equities Limited Partnership ("Crescent"), Cedarlane Natural Foods, Inc. ("Cedarlane"), and the Official Unsecured Creditors' Committee appointed in the Debtor's case (the "Committee") and together with the Debtor, Crescent and Cedarlane, (the "Proponents") hereby propose the following First Amended Joint Plan of Reorganization of Fresh Choice, Inc. (the "Plan"). All Creditors should review the Disclosure Statement, and its accompanying exhibits and other information, before voting to accept or reject the Plan.

         The Plan sets forth a proposal for the resolution of all Claims and Interests against the Debtor. In sum, the Plan provides for the recapitalization of the Debtor by the Plan Sponsors and the funding of an Unsecured Creditor Contribution for the payment of Unsecured Claims. As set forth in the Disclosure Statement, the Proponents believe that the Plan will allow the holders of Unsecured Claims to receive a substantial return on account of their Allowed Claims against the Debtor, and, depending on the outcome of litigation of the allowance of Claims, could result in full payment to all unsecured creditors.

         With the Plan, Creditors will receive a Ballot for voting on the Plan, and a Disclosure Statement that provides information concerning the Debtor and the Plan. Holders of unimpaired Claims and holders of Interests are not entitled to vote on the Plan. The Disclosure Statement includes a summary of the assets and liabilities of the Debtor, a summary of what Creditors and Interest Holders will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for confirmation of the Plan. You should thoroughly review both the Plan and Disclosure Statement before deciding whether you will accept or reject the Plan.

         As more fully described in the Disclosure Statement, the Plan must be approved by the requisite number of Creditors and the Bankruptcy Court must find that it meets the applicable legal standards before the Plan can be confirmed. If the Plan is not confirmed, the Bankruptcy Court may order the case dismissed, or converted to a liquidating case under Chapter 7 of the Bankruptcy Code, or the Debtor or other parties in interest may propose a different plan and the Plan Sponsors would have no further obligations under the Plan Agreement.

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

         The Debtor and the Committee believe that the Plan provides the best mechanism available for maximizing returns to Creditors and urge Creditors to vote in favor of the Plan.

                                   ARTICLE I
                                   DEFINITIONS

         For purposes of this Plan, all capitalized terms used herein and not otherwise defined shall have the meanings set forth below. A term not defined in the Plan, but defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it in the Bankruptcy Code or the Bankruptcy Rules, unless the context clearly requires otherwise. The rules of construction used in section 102 of the Bankruptcy Code shall apply to construction of this Plan. The phrase "as soon as practicable" shall mean within ten (10) Business Days of the relevant date. Headings and captions are utilized in this Plan for convenient reference only, and shall not constitute a part of this Plan for any other purpose.

     1.1 "Administrative Claim" shall mean a Claim for an expense of administration of the Debtor arising during the period commencing on the Petition Date and ending on the Effective Date under sections 503(b), 1114(e)(2) or 546(c)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (i) any actual and necessary cost or expense of preserving the Estate of the Debtor or conducting the business of the Debtor, (ii) administrative expenses previously allowed by the Bankruptcy Court, (iii) administrative claims that were timely filed prior to the Administrative Claims Bar Date, (iv) any Tax Claims incurred by the Debtor after the Petition Date or relating to a tax year or period which occurs after the Petition Date, (v) any claim by a seller of goods for reclamation; (vi) Professional Fees, and (vii) all fees and charges assessed against the Debtor pursuant to 28 U.S.C. ss. 1930. For purposes of this Plan, Administrative Claims shall also include Cure Obligations.

     1.2 "Administrative Claims Bar Date" shall mean the first Business Day that is thirty (30) days after the Effective Date pursuant to which Claimants must file a request for payment of any Administrative Claim that arose between the Petition Date and the Effective Date.

     1.3 "Administrative Claims Bar Date Order" shall mean an order setting the Administrative Claims Bar Date, which order could be the Confirmation Order.

     1.4 "Allowed"2.8 shall mean

                  With respect to any Claim (other than an Administrative Claim as set forth below):

                  (a) a Claim that appears in the Schedules, except a Claim that is listed as disputed, contingent or unliquidated, or for which a contrary proof of Claim has been filed;

                  (b) a Claim for which a proof of Claim has been timely filed as of the Bar Date or Rejection Claim Bar Date, as applicable, and no objection thereto has been made on or before any applicable deadline, provided that, prior to any deadline imposed by this Plan or by the Bankruptcy Court to file objections to a given Claim, no Claim shall be treated as Allowed to the extent that it is filed by the holder of such Claim (i) in an amount greater than the amount listed for such Claim by the Debtor in its Schedules or (ii) asserting a priority higher than the priority listed for such Claim by the Debtor in its Schedules; or

                  (c) a Claim that has been allowed, but only to the extent allowed (i) by a Final Order, (ii) under this Plan, or (iii) under any agreements entered into in connection with this Plan (and approved by the Bankruptcy Court) establishing the amount and nature of any Claim; and

                  With respect to an Administrative Claim, a request for payment that has been filed prior to the Administrative Claims Bar Date, and in accordance with either section 503(b) of the Bankruptcy Code or the procedures for filing requests for payment of an expense of administration set forth in the Administrative Claims Bar Date Order, and as to which either no objection has been made on or before any applicable deadline, or if an objection has been made, a claim has been allowed by Final Order.

     1.5 "Allowed Secured Claim" shall mean that portion of an Allowed Claim
(i) secured by a valid, perfected and enforceable Lien that is not subject to avoidance under bankruptcy or non-bankruptcy law, in an amount equal to the value, as determined by the Bankruptcy Court pursuant to sections 506(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 3012, of the interest of the holder of such Allowed Claim in the property of the Debtor, the Reorganized Debtor, or the Estate, securing such Allowed Claim, or (ii) in an amount equal to the amount subject to setoff by the holder of such Claim under section 553 of the Bankruptcy Code.


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     1.6 "Allowed Unsecured Claim" shall mean any Allowed Claim (including any Rejection Claim) that is not an Allowed Administrative Claim, an Allowed Secured Claim, an Allowed Priority Employee Claim, an Allowed Priority Tax Claim, or an Assumed Obligation.

     1.7 "Assumed Contract" or "Assumed Contracts" shall mean each executory contract or unexpired lease assumed by the Debtor including real estate leases and equipment leases.

     1.8 "Assumed Obligations" shall mean only the following obligations assumed by the Reorganized Debtor as set forth in the Plan Agreement:

                  (a) obligations under the Assumed Contracts including Cure Obligations, to the extent not paid on the Effective Date;

                  (b) obligation to make payments on account of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Employee Claims, and Class 2 and Class 3 Secured Claims, as set forth in the Plan, only to the extent not paid or satisfied on the Effective Date and unless limited by
(c); and

                  (c) obligations relating to Debtor's working capital net liabilities accrued or incurred prior to the Effective Date, in an amount of up to $4,250,000 (which amount shall not include any substantial contribution payments made pursuant to section 503(b) of the Bankruptcy Code to any of the Plan Sponsor's professionals). The items that comprise working capital net liabilities are listed on Exhibit C hereto.

     1.9 "Assumption and Cure Order" shall mean, with respect to any Assumed Contract, an order of the Bankruptcy Court approving the assumption of such executory contract or unexpired lease, and determining any Cure Obligation with respect thereto. The Confirmation Order may constitute an Assumption and Cure Order.

     1.10 "Available Cash" shall mean the aggregate amount of all Cash held by the Reorganized Debtor as of the Effective Date, including any Cash contributed by the Plan Sponsors to the Reorganized Debtor.

     1.11 "Avoidance Actions" shall mean all claims or causes of action arising under sections 547 and 548 of the Bankruptcy Code.

     1.12 "Ballot" shall mean the form for acceptance or rejection of the Plan distributed to those Creditors entitled to vote on the Plan, as such form may be approved by the Bankruptcy Court and which shall otherwise comply with the requirements of Bankruptcy Rule 3018(c).

     1.13 "Bankruptcy Code" shall mean Title 11 of the United States Code, ss.ss. 101 et seq., as in effect on the Petition Date, as the same thereafter has been and may be amended, provided such amendments are in effect.

     1.14 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of California (San Jose Division) or such other court as may hereafter exercise jurisdiction over the Chapter 11 Case.

     1.15 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as in effect on the Filing Date, as the same thereafter has been and may be amended, and the Local Rules of the Bankruptcy Court to the extent applicable to the Chapter 11 Case.

     1.16 "Bar Date" shall mean, as applicable, (i) November 9, 2004, which is the date set by the Bankruptcy Court as the last date for filing a proof of Claim for a Claim that arose before the Petition Date for non-Governmental Units, or (ii) January 8, 2005 for Governmental Units.

     1.17 "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by any federal, state or local law to be closed in the City of San Jose, California.

     1.18 "Cash" shall mean cash and cash equivalents including, but not limited to, cash on deposit in the bank accounts of the Debtor or the Reorganized Debtor, as applicable, checks, wire transfers, money orders, certificates of deposit, money market or similar investments, and other similar, readily, marketable securities or instruments.

     1.19 "Cedarlane" shall mean Cedarlane Natural Foods, Inc, or its designated affiliate.

     1.20 "Chapter 11 Case" shall mean the Chapter 11 Case commenced by the Debtor upon the filing with the Bankruptcy Court of a voluntary petition under chapter 11 of the Bankruptcy Code.

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     1.21 "Claim" shall mean a claim against the Debtor within the meaning of section 101(5) of the Bankruptcy Code.

     1.22 "Claimant" shall mean the holder of a Claim.

     1.23 "Claims Reserve Account" shall mean an interest bearing bank account or money market account to be established and held in trust for the benefit of holders of Allowed Unsecured Claims by the Disbursing Agent on or after the Effective Date for the purpose of holding the Unsecured Creditor Contribution to be distributed under the Plan to Unsecured Creditors and for Plan Expenses, and any interest, dividends or other income earned upon the investment of such Claims Reserve Account. The Claims Reserve Account will be funded in the amount of the Unsecured Creditor Contribution pursuant to the terms of this Plan.

     1.24 "Class" shall mean a category or group of Creditors or Interest Holders which are substantially similar to the Claims or Interests of the other Creditors or Interests Holders in such Class, as designated by this Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

     1.25 "Committee" shall mean the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Debtor's Chapter 11 Case.

     1.26 "Common Interest" shall mean, as applicable, any ownership interest, shareholder or stockholder interest, or equity interest in the Debtor, other than the Series B Preferred Interests and the Remaining Preferred Interests, together with any associated redemption, conversion, exchange, voting, participation or dividend rights (including any rights to accrued and unpaid dividends), and also including all rights, options, warrants, calls, subscriptions or similar rights, agreements, or commitments relating thereto.

     1.27 "Confirmation" shall mean the approval of the Plan by and subject to the terms of the Confirmation Order.

     1.28 "Confirmation Date" shall mean the date of Confirmation.

     1.29 "Confirmation Hearing" shall mean the duly noticed hearing held by the Bankruptcy Court on confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

     1.30 "Confirmation Order" shall mean the order of the Bankruptcy Court, confirming this Plan and providing for the effectuation of the transactions contemplated by this Plan in accordance with the terms and provisions hereof and thereof.

     1.31 "Contingent Claim" shall mean any Claim for which a proof of Claim has been filed with the Bankruptcy Court but was not filed in a sum certain and which Claim has not been estimated, fixed or liquidated by the Bankruptcy Court at a sum certain as of the Effective Date.

     1.32 "Creditor" shall mean any entity that holds a Claim that arose or is deemed to have arisen at the time of, before or after the Petition Date.

     1.33 "Crescent" shall mean Crescent Real Estate Equities Limited Partnership or its designated affiliate.

     1.34 "Cure Obligation" or "Cure Obligations" shall mean, individually, any monetary amount payable to the non-debtor party to an Assumed Contract pursuant to section 365(b)(1) of the Bankruptcy Code as a condition to the assumption of such contract or lease and, collectively, all monetary amounts payable to all non-debtor parties to all Assumed Contracts.

     1.35 "Debt" shall mean liability on a Claim.

     1.36 "Debtor" shall mean Fresh Choice, Inc., as debtor and debtor in possession in its Chapter 11 Case.

     1.37 "Disallowed Claim" shall mean (i) a Claim or any portion thereof, that has been disallowed by a Final Order of the Bankruptcy Court; (ii) a Claim that has been listed in the Schedules at zero or as contingent, disputed, or unliquidated and as to which no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Court, or other applicable law; or (iii) a Claim that has not been listed in the Schedules and as to which no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Court, or other applicable law.


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

     1.38 "Disbursing Agent" shall mean the Committee, or such other such person or persons designated by the Committee to act as the disbursing agent for the purpose of making the distributions to Class 4 Unsecured Creditors as required under the Plan. The Disclosure Statement shall designate the identity and proposed compensation of the initial Disbursing Agent.

     1.39 "Disclosure Statement" shall mean the disclosure statement in support of the Plan, in the form approved by the Bankruptcy Court, disseminated by the Debtor to the holders of Claims against the Debtor in order to provide to such persons adequate information in accordance with section 1125 of the Bankruptcy Code, as such disclosure statement may be modified, amended or supplemented from time to time.

     1.40 "Disputed Claim" shall mean, with respect to a Secured Claim, an Administrative Claim, a Priority Tax Claim, a Priority Employee Claim or an Unsecured Claim, as applicable (i) any Claim or portion of a Claim as to which an objection to the allowance thereof has been interposed as of the Effective Date or any later deadline fixed under the Plan or by order of the Bankruptcy Court, which objection has not been withdrawn or determined by Final Order; (ii) any Claim for which a proof of Claim is required to be filed and no such Proof of Claim is filed or, if filed, is filed after the Bar Date; or (iii) any Contingent Claim or Unliquidated Claim. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection.

     1.41 "Disputed Claims Amount" shall mean the aggregate amount of Disputed Claims that are fixed and absolute. For purposes of calculating distributions of Cash under the Plan, the amount of each Disputed Claim shall be based upon either (i) the face amount of such Creditor's Disputed Claim (or the disputed portion thereof) as set forth in the Creditor's filed proof of Claim or
(ii) the amount at which the Bankruptcy Court may estimate such Disputed Claim.

     1.42 "Effective Date" shall mean the first Business Day on which each of the conditions specified in Article 7 of the Plan has been satisfied or duly waived.

     1.43 "Employee Benefit Plans" shall mean all vacation or other paid leave policies, health, dental, flexible medical payment, pension, welfare, severance, retention, deferred compensation, and retirement plans, and life and disability insurance policies, established by the Debtor for the benefit of its employees, that are in effect as of the Effective Date, including, without limitation, the severance and retention plans approved by the Bankruptcy Court pursuant to the Employee Retention Orders.

     1.44 "Employee Retention Orders" shall mean, together, that certain (i) Order Partially Granting Motion Approving Employee Retention Plans for Debtor's Key Employees and Severance Plans; and Request to Limit Notice, entered by the Bankruptcy Court on October 7, 2004; and (ii) Order Granting Motion Approving Employee Retention Plans and Severance Plan for Debtor's Senior Executives and Limiting Notice, entered by the Bankruptcy Court on December 16, 2004.

     1.45 "Estate" shall mean the bankruptcy estate of the Debtor pursuant to Bankruptcy Code section 541.

     1.46 "Estate Assets" shall mean all property of the Estate of Fresh
Choice under section 541 of the Bankruptcy Code including, all property, assets, equitable or legal rights or interests, contract rights, benefits, causes of action, claims, or any other thing tangible or intangible, of any kind whatsoever, owned or held by or on behalf of the Debtor in which the Debtor has any right, title or interest to the full extent provided under section 541 of the Bankruptcy Code including, without limitation, Available Cash, any Retained Claims and Defenses, but excluding the Unsecured Creditor Contribution, Avoidance Actions, and the Transferred Claims and Defenses.

     1.47 "Exculpated Parties" shall have the meaning assigned to it in
Section 8.6 of this Plan.

     1.48 "Fairfield Note" shall mean the promissory note dated as of December 19, 1994 executed by the Debtor and made payable to the City of Fairfield (California) in the original principal amount of $120,000.

     1.49 "Final Order" shall mean an order or judgment of the Bankruptcy
Court or other court of competent jurisdiction (i) which has not been reversed, stayed, modified or amended, (ii) as to which the time to or the right to appeal or seek reconsideration, review, rehearing, or certiorari has expired or been waived (without regard to whether the time to seek relief from a judgment under Bankruptcy Rule 9024 has expired), and (iii) as to which no appeal or petition for reconsideration, review, rehearing, or certiorari is pending.

     1.50 "Fresh Choice" shall mean Fresh Choice, Inc.

     1.51 "Interest Holder" shall mean the holder of any Series B Preferred Interest, Remaining Preferred Interest, or Common Interest of the Debtor.

     1.52 "Interests" shall mean any Series B Preferred Interests, Remaining Preferred Interests, or Common Interests of the Debtor.

     1.53 "Lien" shall mean a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.54 "Mid-Peninsula Bank" shall mean Mid-Peninsula Bank and/or Greater Bay Bancorp.

     1.55 "Mid-Peninsula Deed of Trust" shall mean that certain Commercial
Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases), dated August 13, 2001, as amended from time to time, pursuant to which Fresh Choice, as trustor, granted a security interest in the real property and improvements relating to two parcels of land owned by Fresh Choice in Texas to Mid-Peninsula Bank, as beneficiary, to secure payment of the obligations under the Mid-Peninsula Real Property Note. The Mid-Peninsula Deed of Trust has been released against all real property and improvements although Mid-Peninsula retains a lien in certain proceeds from the sale of such property to secure the claim of Mid-Peninsula Bank for legal fees and expenses.

     1.56 "Mid-Peninsula Letters of Credit" shall mean the letters of credit issued by Mid- Peninsula Bank to secure the Debtor's contingent obligations under workers' compensation insurance policies. The Debtor's reimbursement obligations to Mid-Peninsula Bank under the Mid-Peninsula Letters of Credit are liabilities under the Mid-Peninsula Loan Agreement that are collateralized by the Mid-Peninsula Pledge Agreement.

     1.57 "Mid-Peninsula Loan Agreement" shall mean that certain Revolving Loan Agreement, dated as of October 5, 2001, as amended from time to time, between Fresh Choice, as borrower, and Mid-Peninsula Bank, as lender.

     1.58 "Mid-Peninsula Loan Documents" shall mean the Mid-Peninsula Loan Agreement, the Mid-Peninsula Pledge Agreement, the Mid-Peninsula Personal Property Note, the Mid-Peninsula Real Property Note, the Mid-Peninsula Deed of Trust, and the Mid-Peninsula Letters of Credit, and the agreements and instruments and any amendments or supplements related thereto.

     1.59 "Mid-Peninsula Personal Property Note" shall mean that certain Promissory Note, dated October 5, 2001, executed by Fresh Choice, as borrower, in favor of Mid-Peninsula Bank in connection with the Mid-Peninsula Loan Agreement and Mid-Peninsula Pledge Agreement.

     1.60 "Mid-Peninsula Pledge Agreement" shall mean that certain Pledge Agreement, dated as of October 5, 2001, pursuant to which Fresh Choice, as borrower, granted a security interest in substantially all of the personal property assets of Fresh Choice located in California to Mid-Peninsula Bank, as lender, to secure payment of the obligations under the Mid-Peninsula Loan Agreement and the Mid-Peninsula Personal Property Note.

     1.61 "Mid-Peninsula Real Property Note" shall mean that certain
Promissory Note Secured by Deed of Trust, dated August 13, 2001, executed by Fresh Choice, as borrower, in favor of Mid-Peninsula Bank in connection with the Mid-Peninsula Deed of Trust.

     1.62 "New Corporate Documents" shall mean the limited liability company operating agreement and certificate of conversion for the Reorganized Debtor. The operating agreement and certificate of conversion of the Reorganized Debtor shall be filed with the Bankruptcy Court and served upon each of the Proponents, counsel for the Securities and Exchange Commission and the Office of the United States Trustee, no later than ten (10) days prior to the date the Bankruptcy Court sets for objections to Confirmation.

     1.63 "New Interests" shall mean the new ownership interest, shareholder or stockholder interest, or equity interest in the Reorganized Debtor to be issued on the Effective Date to Crescent and Cedarlane on the terms and conditions set forth in the New Corporate Documents.

     1.64 "New Rejection Claim" shall mean, any Rejection Claim arising from the rejection of any executory contract or unexpired lease that is rejected by the Debtor after consultation with the Plan Sponsors, after the date of the Plan Agreement through the Confirmation Date.

     1.65 "Petition Date" shall mean July 12, 2004, which is the date when the Debtor filed its voluntary petition pursuant to chapter 11 of the Bankruptcy Code.

     1.66 "Plan" shall mean this joint chapter 11 plan of reorganization and any exhibits and schedules hereto and any documents incorporated herein by reference, as the same may from time to time be amended or modified as and to the extent permitted herein or by the Bankruptcy Code.

     1.67 "Plan Agreement" shall mean that certain letter agreement dated June 2, 2005, between the Plan Sponsors, the Debtor, and the Committee as modified pursuant to this Plan. A true and correct copy of the Plan Agreement that was executed on June 2, 2005 is attached hereto as Exhibit A.

     1.68 "Plan Expenses" shall mean

                  (a) with respect to the time period between June 2, 2005 and including the Effective Date, the reasonable expenses incurred by the Committee and the Debtor, including the reasonable fees and costs of attorneys and other professionals, if any, to analyze, resolve, or adjudicate Class 4 Unsecured Claims; and

                  (b) with respect to the period after the Effective Date, all reasonable expenses incurred by the Committee and the Disbursing Agent, including the reasonable fees and costs of attorneys and other professionals.

         Notwithstanding the foregoing, expenses incurred to analyze, resolve or adjudicate New Rejection Claims, whenever incurred, shall be the obligation of the Reorganized Debtor and shall be excluded from Plan Expenses.

     1.69 "Plan Sponsors" shall mean, jointly, Crescent and Cedarlane, in their capacity as sponsors of the Plan and the recapitalization of the Company under the terms of the Plan Agreement.

     1.70 "Present Value" shall mean the present value as of the Effective Date of Cash payments made under the Plan by the Reorganized Debtor using the Plan Interest Rate.

     1.71 "Priority Employee Claim" shall mean that portion of an Allowed Claim that is unsecured and that is entitled to priority under sections 507(a)(3) or (a)(4) of the Bankruptcy Code.

     1.72 "Priority Tax Claim" shall mean that portion of a Tax Claim, if any, entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

     1.73 "Professional Fees" shall mean all amounts allowed and awarded by the Bankruptcy Court for compensation for services rendered and reimbursement of expenses incurred by Professionals pursuant to sections 330(a) and 503(b) of the Bankruptcy Code.

     1.74 "Professionals" shall mean those attorneys, accountants and other financial advisors employed by the Debtor (pursuant to section 327 of the Bankruptcy Code) or the Committee (pursuant to section 1103 of Bankruptcy Code) in the Chapter 11 Case and to be compensated for services rendered and reimbursed for expenses incurred pursuant to sections 330(a) and 503(b) of the Bankruptcy Code.

     1.75 "Pro Rata" or "Pro Rata Share" shall mean, with respect to distributions on account of Allowed Claims, in the same ratio of an Allowed Claim in a particular Class to the aggregate of all Allowed Claims in that Class.

     1.76 "Record Date" shall mean (a) for the purposes of transmission, notice and voting on the Plan under Bankruptcy Rules 3017 and 3018, August 16, 2005, and (b) for the purposes under Bankruptcy Rules 3001(e), 3001(b) and 3021 of any distribution under the Plan to the holders of Claims or Interests and for the determination of which Claims may be disallowed, the Effective Date.

     1.77 "Remaining Preferred Interests" shall mean, as applicable, the ownership interest, shareholder or stockholder interest, or equity interest in the Debtor represented or evidenced by the Series A Voting Participating Convertible Preferred Stock of Fresh Choice or Series C Non-Voting Participating Convertible Preferred Stock of Fresh Choice, together with any associated redemption, conversion, exchange, voting, participation or dividend rights (including any rights to accrued and unpaid dividends), and also including all rights, options, warrants, calls, subscriptions or similar rights, agreements, or commitments relating thereto or any other ownership or shareholder interest, right or equity interest in the Debtor other than the Common Interests or the Series B Preferred Interests.

     1.78 "Rejected Contracts" shall mean those executory contracts and unexpired leases which are rejected by the Debtor pursuant to section 365 or 1123(b)(2) of the Bankruptcy Code.

     1.79 "Rejection Claim" shall mean any Allowed Claim under Bankruptcy
Code section 502(g) that arises under Bankruptcy Code section 365(g)(1) in favor of the non-debtor party to any executory contract or unexpired lease that is rejected by the Debtor pursuant to Bankruptcy Code sections 365(a) or 1123(b)(2).

     1.80 "Rejection Claim Bar Date"shall mean the last date established by the Bankruptcy Court by which entities asserting a Rejection Claim against the Debtor must have filed a proof of Claim with respect to such Rejection Claim or be forever barred from asserting such Claim and/or sharing in any distribution hereunder in respect of such Claim. For contracts or leases rejected at least thirty (30) days prior to the Bar Date and for which no Rejection Claim Bar Date was previously fixed by the Court pursuant to Bankruptcy Rule 3002(c)(4), the Rejection Claim Bar Date shall be the Bar Date. For contracts and leases rejected pursuant to the Plan, the Rejection Claims Bar Date shall be thirty (30) days following the date upon which the Confirmation Order is entered.

     1.81 "Reorganized Debtor" shall mean the Debtor as reorganized, recapitalized, and reconstituted on and after the Effective Date.

     1.82 "Retained Claims and Defenses" shall mean all claims, rights, interests, causes of action, defenses, counterclaims, cross-claims, third-party claims, or rights of offset, recoupment, subrogation or subordination held by the Debtor or its Estate against any party whether or not pending on the Effective Date, not otherwise released or settled before the Effective Date, other than Transferred Claims and Defenses.

     1.83 "Schedules" shall mean the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor with the Bankruptcy Court pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as further amended from time to time.

     1.84 "Secured Claim" shall mean a Claim secured by a Lien on property of the Debtor, or the Estate, or secured by an amount subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of such Lien or right of setoff as determined under sections 506(a) or 1129(b) of the Bankruptcy Code, as applicable.

     1.85 "Series B Preferred Interests" shall mean, as applicable, the ownership interest, shareholder or stockholder interest, or equity interest in the Debtor represented or evidenced by the Series B Non-Voting Participating Convertible Preferred Stock of Fresh Choice, together with any associated redemption, conversion, exchange, voting, participation or dividend rights (including any rights to accrued and unpaid dividends), and also including all rights, options, warrants, calls, subscriptions or similar rights, agreements, or commitments relating thereto. Crescent is the sole holder of the Series B Preferred Interests.

     1.86 "Tax Claim" shall mean all or that portion of an Allowed Claim held by a governmental unit for a tax assessed or assessable against the Debtor, including income and employment taxes and any related penalties or interest.

     1.87 "Transferred Claims and Defenses" shall mean any defenses or rights of recoupment to an Unsecured Claim held by the Debtor or its Estate as against the holder of the Unsecured Claim (except to the extent arising after the Petition Date), whether or not pending on the Effective Date of Confirmation, not otherwise released or settled before the Effective Date.

     1.88 "Unliquidated Claim" shall mean any Claim for which a proof of Claim has been filed with the Bankruptcy Court but was not filed in a sum certain, and which Claim has not been estimated, fixed or liquidated by the Bankruptcy Court at a sum certain as of the Effective Date.

     1.89 "Unsecured Claim" shall mean any Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Employee Claim, a Secured Claim, or an Assumed Obligation.

     1.90 "Unsecured Creditor Contribution" shall mean (i) (a) Cash in the amount of $5.5 million that shall be deposited into the Claims Reserve Fund for the benefit of holders of Allowed Unsecured Claims on the Effective Date, or, alternatively, (b) Cash in the amount of $1.5 million that shall be deposited into the Claims Reserve Fund for the benefit of holders of Allowed Unsecured Claims on the Effective Date, plus a $4 million Cash payment on or within sixty
(60) days of the Effective Date, which obligation shall be secured by the issuance of a letter of credit from a financial institution reasonably approved by the Committee, and (ii) the Unsecured Creditor Note. The Plan Sponsors shall elect whether to fund the Unsecured Creditor Contribution pursuant to the alternatives set forth in either (i)(a) or (i)(b) above at least five (5) days prior to the Confirmation Date. The deposit provided by the Plan Sponsors pursuant to the terms of the Plan Agreement shall be applied to the cash deposit set forth in section (i) above on the Effective Date. In the event that, after consultation with the Plan Sponsors, any Allowed New Rejection Claims arise after the date of the Plan Agreement, then the Reorganized Debtor shall have the obligation to satisfy the Allowed New Rejection Claim, unless the holder of such Allowed New Rejection Claim and the Reorganized Debtor agree to a different treatment.

     1.91 "Unsecured Creditor Note" Shall mean that certain note dated as of the Effective Date pursuant to which the Reorganized Debtor shall fund a total of $2.5 million to the Unsecured Creditor Contribution and annexed as Exhibit D hereto. The Reorganized Debtor shall make payments to the Disbursing Agent in the amount of not less than $50,000 commencing on the first day of the fourth month following the Effective Date and on the first day of each quarter thereafter. The Reorganized Debtor shall pay the remaining balance of the Unsecured Creditor Note on the first Business Day that is twenty-four (24) months after the Effective Date. The Unsecured Creditor Note shall not bear interest, but shall be secured by all of the assets of the Reorganized Debtor and shall only be subordinate to secured debt in an amount not greater than $7 million incurred by the Reorganized Debtor (exclusive of any amounts pledged by the Reorganized Debtor to secure the workers' compensation letters of credit). The Plan Sponsors reserve the right to make an additional contribution to the Unsecured Claims reserve account to partially fund the Unsecured Creditor Contribution on the Effective Date (in addition to the $5.5 million or $1.5 million as the case may be that will be deposited into the Unsecured Creditor Contribution on the Effective Date), which additional contribution shall reduce the aggregate balance on the Unsecured Creditor Note on a dollar for dollar basis, or to prepay the note in whole or in part. The Unsecured Creditor Note is also subject to such other lending requirements and covenants that may be required by the Reorganized Debtor's senior secured lenders which are not inconsistent with the terms of this Plan (except as provided in this Section
1.91 of the Plan); provided, however, that the Plan Sponsors shall provide the Committee and file with the Bankruptcy Court, on or before ten (10) days prior to the date on which any objections to confirmation of the Plan must be filed, with information sufficient to identify the Reorganized Debtor's capital structure and sources of funding as of the Effective Date and any term sheets or commitment letters from lenders who will provide financing to the Reorganized Debtor. The Proponents shall file the Unsecured Creditor Note (and related security agreement) on or before ten (10) days prior to the Confirmation Hearing.

     1.92 "Workers Compensation Claims" shall mean the Claims asserted by Safety National Casualty Corporation and United States Fire Insurance.

     1.93 "Workers Compensation Insurers" shall mean Safety National Casualty Corporation and United States Fire Insurance.

                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS

     2.1 Criterion of Class. The following is a designation of Classes of Claims under the Plan. Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with section 1123(a)(1) of the Bankruptcy Code. A Claim is classified in a particular Class only to the extent that (i) the Claim qualifies within the description of that Class, and is classified in a different Class to the extent that the remainder of the Claim qualifies within the description of that different Class, and (ii) the Claim, or any portion or Allowed amount of such Claim, is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date. In the event of a controversy as to whether (a) any Class of Claims is impaired, or (b) any Class of Claims is properly designated, the Bankruptcy Court shall, after notice and a hearing, determine such controversy pursuant to applicable provisions of the Bankruptcy Code and Bankruptcy Rule 3013.

     2.2 Classes of Claims and Interests. All Claims and Interests are divided into the following Classes, which Classes shall be mutually exclusive:

     2.2.1 Class 1 Claims. Class 1 shall consist of all Priority Employee
Claims.

     2.2.2 Class 2 Claims. Class 2 shall consist of the Secured Claim of the Holder of the Fairfield Note.

     2.2.3 Class 3 Claims. Class 3 shall consist of the Secured Claims of Mid-Peninsula Bank under the Mid-Peninsula Loan Documents, and any Allowed Secured Claims not otherwise classified under this Plan. Each holder of an Allowed Secured Claim in Class 3 shall be considered to be in its own separate subclass, and each subclass will be deemed to be a separate Class for purposes of this Plan.

     2.2.4 Class 4 Claims. Class 4 shall consist of all Allowed Unsecured
Claims.

     2.2.5 Class 5 Interests. Class 5 shall consist of all Series B Preferred Interests.

     2.2.6 Class 6 Interests. Class 6 shall consist of all Common
Interests and Remaining Preferred Interests.

     2.2.7 Class 7 Claims. Class 7 shall consist of the Allowed Workers Compensation Claims.

                                  ARTICLE III
                        TREATMENT OF UNCLASSIFIED CLAIMS

     3.1 Administrative Claims. Each Allowed Administrative Claim, unless the holder of such Claim has agreed to a different treatment, shall be paid in full by the Reorganized Debtor from Available Cash on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Reorganized Debtor may agree.

     3.2 Administrative Claim Bar Date. All requests for payment of Administrative Claims must be filed by the Administrative Claim Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtor or the Reorganized Debtor or from sharing in any distribution under the Plan. Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtor's business following the Petition Date shall not be required to comply with the Administrative Claim Bar Date, provided that, (i) such holders have otherwise submitted an invoice, billing statement or other evidence of indebtedness to the Debtor in the ordinary course of business, and (ii) such Claims are not past due according to their terms. Holders of Administrative Claims based on reclamation, shall be Allowed in the amounts set forth in the Debtor's Reclamation Report.

     3.3 Claims for Professional Fees. Each party seeking an award by the Bankruptcy Court of Professional Fees: (a) must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date on or before the Administrative Claims Bar Date; and (b) if the Bankruptcy Court grants such an award, each such party will be paid in full in Cash by the Reorganized Debtor in such amounts as are allowed by the Bankruptcy Court as soon thereafter as practicable. All final applications for allowance and disbursement of Professional Fees must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order.

     3.4 Priority Tax Claims. Each Allowed Priority Tax Claim, unless the holder of such Claim has agreed to a different treatment, shall receive at the option of the Reorganized Debtor the following: (i) payment in full by the Reorganized Debtor from Available Cash on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Reorganized Debtor may agree, or
(ii) deferred cash payments to the extent permitted by section 1129(a)(9) of the Bankruptcy Code with interest on the unpaid portion of such Claim at the rate of five per cent (5%) per annum or at such other rate as may determined by the Court or agreed upon between the Reorganized Debtor and the appropriate governmental unit, provided that, in the event that the Reorganized Debtor elects payment option (ii), the Reorganized Debtor may prepay any or all such Claims at any time, without premium or penalty. In the event the Reorganized Debtor elects payment option (ii), each such holder shall receive, on account of such Claim, deferred Cash payments of a Present Value as of the Effective Date equal to the Allowed amount of such Claim.

                                   ARTICLE IV
                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

     4.1 Class 1 (Priority Employee Claims).Class 1 shall consist of Priority Employee Claims. Class 1 Claims are impaired. Each holder of an Allowed Priority Employee Claim that is not employed with the Debtor as of the Effective Date of the Plan shall receive full payment of the Allowed amount of such Claim from Available Cash on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim. The Reorganized Debtor shall assume and either pay or honor in the ordinary course of business, any Allowed Class 1 Priority Employee Claim for any employee that is employed by the Reorganized Debtor on the Effective Date of the Plan.

     4.2 Class 2 (Secured Claim of Fairfield Note). Class 2 shall consist of the Secured Claim of the Holder of the Fairfield Note on account of the Fairfield Note. The Class 2 Claim is unimpaired. The Plan shall not alter the legal, equitable or contractual rights to which the holder is entitled under the terms of the Fairfield Note.

     4.3 Class 3 Claims (Secured Claims of Mid -Peninsula Bank and Other Secured Claims). Class 3 shall consist of the Secured Claims of Mid-Peninsula Bank. Mid-Peninsula's Secured Claims consist of:

                  (i) the outstanding amounts due and payable to Mid-Peninsula Bank under the Mid-Peninsula Loan Agreement, which amounts shall be paid in full on the Effective Date from Available Cash, unless otherwise agreed by Mid-Peninsula Bank and the Debtor;

                  (ii) Mid-Peninsula's contingent Secured Claim arising from the issuance of the Mid-Peninsula Letters of Credit, which shall be treated as follows:

                  (a) Letter of Credit No. SBLC -108113 for the benefit of Crum & Forster (U.S. Fire Insurance Company ($1,372,000). The Reorganized Debtor has entered into an agreement to effectuate a buy-out (of the deductible provisions) of the Crum & Forster (U.S. Fire Insurance Company) insurance policy that this letter of credit secures (thereby releasing the Debtor and Reorganized Debtor from all payment obligations for any workers' compensation claims covered under the policy and thus obviating the need for the letter of credit). The Reorganized Debtor will pay $950,000 to U.S. Fire for the buy-out, subject to such other terms and conditions to which the parties have agreed. On or before the Effective Date, the Reorganized Debtor shall conclude the buy-out of this policy and cause the return of the letter of credit to the Bank for cancellation, accompanied by a letter executed by the beneficiary confirming the beneficiary did not draw on the letter and the letter of credit is being returned un-drawn, and the Reorganized Debtor and the Bank shall make such other agreed upon arrangements as may be necessary to accomplish same.

                  (b) Letters of Credit No. SBLC - 11263 ($950,000) and SBLC - 11389 ($50,000), each for the benefit of Safety National Casualty Corporation. Affiliates of the Plan Sponsors have committed to making the Plan Sponsors Loan to the Reorganized Debtor to provide a cash security deposit for these letters of credit or replacement letters of credit by an different issuing bank. On or before the Effective Date, the Reorganized Debtor shall either (1) cause the cancellation and return of the letters of credit, accompanied by a letter executed by the beneficiary confirming the beneficiary did not draw on the letter and the letter of credit is being returned un-drawn, and the Reorganized Debtor and the Bank shall make such other agreed upon arrangements as may be necessary to accomplish same or (2) deposit $950,000 with the Bank to cash collateralize the $950,000 letter of credit (the Bank shall retain the prior, separate deposit of $50,000 to cash collateralize the $50,000 letter of credit). In the event the Reorganized Debtor selects the second option, the Reorganized Debtor shall notify the Bank at least five (5) days prior to the Effective Date, and the Reorganized Debtor and the Bank shall make such arrangements and execute such documents, as mutually agreed upon, to accomplish same and to grant the Bank a first priority lien in the cash collateral. The Bank agrees that either the Reorganized Debtor or the Plan Sponsors, as the case may be, shall be granted a junior perfected lien position in the collateral account on such terms and conditions as the Bank and the funding source shall reasonably agree.

                  (iii) Mid-Peninsula Bank's claim for attorneys' fees pursuant to the Mid Peninsula Loan Documents, which will be paid in full from Available Cash upon agreement by the Plan Sponsors, the Debtor and Mid Peninsula Bank, or alternatively, upon order of the Bankruptcy Court. In the event there is any dispute as to the amount of such claims for attorneys' fees, the undisputed amount shall be paid to the Bank and the Debtor's counsel shall reserve an amount equal to the disputed amount in its client trust account. For purposes of releasing its lien on all collateral, the Bank's claims for attorneys' fees shall be deemed satisfied upon the payment of undisputed amounts and, if applicable, the reservation of the disputed funds.

                  (iv) The Bank shall retain all of its liens and cash collateral rights until receipt of the payments or documents required hereunder. The Reorganized Debtor and the Bank shall make such customary arrangements and execute such customary documents, as mutually agreed upon, to effectuate a release of the Bank's security interests or liens in the Reorganized Debtor's assets upon receipt of the payments or documents required hereunder, save and except such cash collateral that is retained by the Bank under paragraph
(ii)(b)above. The Court shall retain jurisdiction to resolve any disputes which may arise in connection with the foregoing matters.

     4.4 Class 4 (Unsecured Claims). Class 4 shall consist of all Allowed Unsecured Claims. Class 4 Claims are impaired. Each holder of an Allowed Unsecured Claim shall receive, in exchange for and in full and final satisfaction of such Claim, including any post-petition interest at the annual rate of six (6) % per annum, a Pro Rata Share of the Unsecured Creditor Contribution, net of Plan Expenses. To the extent that all Class 4 Unsecured Claims have been paid in full, including post-petition interest as set forth above, and funds remain in the Claims Reserve Account, such funds shall be paid by the Disbursing Agent to the Reorganized Debtor. Payments to Holders of Class 4 Unsecured Claims will be made by the Disbursing Agent in accordance with the procedures set forth in Article 5 hereof.

     4.5 Class 5 (Series B Preferred Interests). Class 5 shall consist of all Series B Preferred Interests. Class 5 Series B Preferred Interests are unimpaired. Except as otherwise agreed by the holders of Series B Preferred Interests and Cedarlane, the legal, equitable, and contractual rights of the holders of Series B Preferred Interests shall be left unaltered. Because Class 5 is unimpaired, Class 5 is conclusively presumed to have accepted the Plan, and holders of Claims in Class 5 are not entitled to vote to accept or reject the Plan.

     4.6 Class 6 (Common Interests and Remaining Preferred Interests).8.12 Class 6 shall consist of all Common Interests and Remaining Preferred Interests. Class 6 Common Interests and Remaining Preferred Interests are impaired. On the Effective Date, all Common Interests and Remaining Preferred Interests shall be terminated and cancelled. Each holder of Common Interests and Remaining Preferred Interests shall receive no distribution or any other consideration on account of such Interests under the Plan. Holders of Common Interests and Remaining Preferred Interests are deemed to have rejected the Plan and are not entitled to vote on the Plan.

     4.7 Class 7 (Claims of Workers' Compensation Insurers). Class 7 shall consist of the Allowed Claims asserted by the Workers' Compensation Insurers. Class 7 is unimpaired. The legal, equitable and contractual rights of the Workers' Compensation Insurers shall be left unaltered. Because Class 7 is conclusively presumed to have accepted the Plan, the holders of Claims in Class 7 are not entitled to vote to accept or reject the Plan.

     4.8 Nonconsensual Confirmation.

     4.8.1 Class 1 and 3 Cramdown. The Proponents hereby request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the holders of Class 1 and 3 Claims.

     4.8.2 Class 6 Cramdown. The Proponents hereby request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the holders of Class 6 Interests.

                                   ARTICLE V
                      MEANS FOR IMPLEMENTATION OF THE PLAN

         The Plan shall be implemented on the Effective Date. In addition to the provisions set forth elsewhere in this Plan regarding means of execution, the following shall constitute the principal means for implementation of the Plan.

     5.1 Plan Agreement. The Plan, shall be implemented on the Effective Date by the closing of the transactions contemplated under the Plan Agreement, as modified herein. The entry of the Confirmation Order shall act as an order authorizing and approving the entry into and performance under the Plan Agreement, as modified, by the Debtor and the Committee. On the Effective Date, the Plan shall be binding upon and enforceable against the Debtor, the Reorganized Debtor, the Committee and the Plan Sponsors and all other parties in interest. The Plan Agreement is incorporated herein, and modified hereby. In the event of any inconsistency between the Plan and the Plan Agreement, the Plan shall control.

     5.2 Effective Date Transactions. Without limiting the generality of the foregoing, and without altering or amending the terms of the Plan in any manner, on (or, where appropriate, after) the Effective Date, the following actions shall occur:

                  (i) The transactions contemplated under the Plan shall be consummated;

                  (ii) The Debtor shall be recapitalized, the existing Interests in the Debtor (other than the Series B Preferred Interests) shall be cancelled, and the New Interests shall be issued to the Plan Sponsors on the terms and conditions set forth in the New Corporate Documents;

                  (iii) The Plan Sponsors shall cause the Unsecured Creditor Contribution to be funded into the Claims Reserve Account in the manner set forth in Section 1.90 of this Plan, which account shall be held and administered by the Disbursing Agent for the benefit of holders of Allowed Class 4 Unsecured Claims;

                  (iv) The Reorganized Debtor shall establish a reserve for estimated accrued and unpaid professional fees through the Effective Date, which shall be under the control of the Reorganized Debtor;

                  (v) The Plan Sponsors shall ensure that the Reorganized Debtor has the financial wherewithal to satisfy, on the terms set forth in this Plan, the Allowed Administrative Claims, the Allowed Priority Tax Claims, the Allowed Priority Employee Claims, the Allowed Secured Claims; and

                  (vi) The Reorganized Debtor shall assume and, when required under the terms of this Plan and the Plan Agreement, satisfy the Assumed Obligations, subject to any contract, legal and other rights and defenses.

     5.3 Revesting of Estate Assets. Upon the Effective Date, the Reorganized Debtor shall be vested with all right, title and interest in the Estate Assets free and clear of all Claims and Liens other than any obligations under this Plan. For clarity, the Estate Assets shall vest in the Reorganized Debtor free and clear of Allowed Unsecured Claims, but subject to the Assumed Obligations. As set forth herein, the Allowed Unsecured Claims shall be satisfied solely out of the Unsecured Creditor Contribution.

     5.4 Issuance of New Interests/Continued Existence. Upon the Effective Date,(a) the New Interests shall be issued to the Plan Sponsors on the terms and conditions of the New Corporate Documents, and (b) the Reorganized Debtor shall, if not previously converted subsequent to entry of the Confirmation Order, be converted to a limited liability company under the name Fresh Choice, LLC (or such other similar name as the Plan Sponsors shall adopt), and maintain its separate existence for all purposes under this Plan with all the powers of a limited liability company under applicable law in the jurisdiction in which it is organized. The Reorganized Debtor shall be authorized to execute such other documents as are necessary and appropriate to carry out the provisions of this Plan, without the necessity of filing such documents with the Bankruptcy Court. The New Corporate Documents shall prohibit the issuance of nonvoting securities in the Reorganized Debtor to parties other than the Plan Sponsors, who shall be the sole holders of Interests in the Reorganized Debtor on the Effective Date, subject to further amendment as permitted by applicable law. The Debtor and Reorganized Debtor, as the case may be, are authorized to take any actions necessary to terminate the Common Interests and the Remaining Preferred Interests, including terminating the existing registration of the Common Interests and the Remaining Preferred Interests, and to effectuate the issuance of the New Interests.

     5.5 Management of Reorganized Debtor. On and after the Effective Date, subject to the terms and conditions of the New Corporate Documents, the management, control and operation of the Reorganized Debtor shall become the general responsibility of the board of managers of the Reorganized Debtor. On the Effective Date, the Plan Sponsors shall appoint new officers and a new board of managers of the Reorganized Debtor in accordance with the New Corporate Documents. On the Effective Date, the Debtor's current board of directors shall be relieved of their directorships of the Debtor, and all responsibilities in connection therewith. No later than ten (10) days prior to the date set by the Bankruptcy Court for objections to Confirmation, the Plan Sponsors shall file with the Bankruptcy Court a statement setting forth the identities and affiliations of each individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the Reorganized Debtor as required by Bankruptcy Code section 1129(a)(5)(A)(i).

     5.6 Continued Business of Reorganized Debtor. On and after the Effective Date, the Reorganized Debtor shall continue to engage in business and may use, acquire and dispose of the Estate Assets without supervision by the Bankruptcy Court and free of any restrictions under the Bankruptcy Code or the Bankruptcy Rules.

     5.7 Retained Claims and Defenses. On and after the Effective Date, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce the Retained Claims and Defenses with all powers and authority of a debtor in possession or trustee under the Bankruptcy Code to the extent of and consistent with its authority under the Plan. The Reorganized Debtor may investigate Retained Claims and Defenses and may assert, settle or enforce any such claims or defenses in a manner consistent with the Plan. To the extent any Retained Claims and Defenses are already pending on the Effective Date, the Reorganized Debtor as successor to the Debtor may continue the prosecution of such Retained Claims and Defenses. Any proceeds received from or on account of the Retained Claims and Defenses shall constitute Estate Assets and shall vest entirely in the Reorganized Debtor. The Reorganized Debtor waives and releases any and all Avoidance Actions.

     5.8 Claims Reserve Account. On or as soon as practical following the Effective Date, the Claims Reserve Account shall be opened and held by the Disbursing Agent and funded by the Unsecured Creditor Contribution, which funds (minus Plan Expenses) shall be held for the benefit of holders of Allowed Unsecured Claims. Any Plan Expenses shall be payable solely out of the Unsecured Creditor Contribution and shall not constitute an obligation of the Reorganized Debtor. Unless otherwise provided in the Confirmation Order, the Claims Reserve Account shall be invested by the Disbursing Agent in a manner consistent with the objectives of section 345(a) of the Bankruptcy Code. The Reorganized Debtor shall have no obligations or duties whatsoever, including but not limited to, any fees, taxes, tax reporting or filings with any governmental authority, with respect to the Claims Reserve Account or its administration, which obligations and duties shall be solely vested with the Committee and the Disbursing Agent.

     5.9 Handling of Unsecured Creditor Contribution. On and after the Effective Date, the Unsecured Creditor Contribution shall be held by the Disbursing Agent in trust for holders of Allowed Unsecured Claims and shall be distributed at the direction of the Committee and in accordance with this Plan. The Unsecured Creditor Contribution shall be free and clear of any Liens or Claims except Allowed Unsecured Claims as set forth herein. Upon the initial funding of the Unsecured Creditor Contribution on the Effective Date, the Reorganized Debtor shall have no obligations or duties whatsoever, including but not limited to, any fees, taxes, tax reporting or filings with any governmental authority, with respect to the Claims Reserve Account or its administration, which obligations and duties shall be solely vested with the Committee and the Disbursing Agent

     5.10 Power and Authority of Committee. From and after the Effective Date, the Committee will remain in existence and shall be appointed as the representative of the Estate, pursuant to section 1123(b)(3) of the Bankruptcy Code, for the limited purposes of (a) reviewing, analyzing, and administering Unsecured Claims (other than New Rejection Claims); (b) if appropriate, objecting to Unsecured Claims (other than New Rejection Claims) on the basis of the Transferred Claims and Defenses or on any other reasonable grounds; (c) resolving or handling any litigation involving Disputed Claims that are asserted as Unsecured Claims (other than New Rejection Claims) and (d) effectuating distributions (or directing the Disbursing Agent to effectuate distributions) to the holders of Allowed Unsecured Claims (other than New Rejection Claims) from the Unsecured Creditor Contribution.

         In order to perform its duties under the Plan, the Committee shall be authorized to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; and (ii) employ and compensate Professionals and incur and pay other Plan Expenses (including the services of a Disbursing Agent other than the Committee), provided however, that the Committee shall provide notice and an opportunity for a hearing to all Committee members and to the Office of the United States Trustee if such request to approve the Proposed Action (defined below) is made prior to the date on which a motion for entry of final decree is filed pursuant to Section 5.30 of this Plan, on no less than ten (10) days notice with respect to (i) any proposed compromises of controversy or (ii) any proposed compensation of the Committee's Professionals or proposed payment of Plan Expenses (together, the "Proposed Actions"). The Bankruptcy Court shall retain jurisdiction to resolve any disputes with respect to the Proposed Actions. The Committee members or the Office of the United States Trustee will have ten (10) days to notify counsel to the Committee, in writing, of any objection to the Proposed Action. In the event that any Committee member or the Office of the United States Trustee objects to the Committee's Proposed Action, counsel for the Committee shall schedule a hearing in the Bankruptcy Court, upon notice to the Office of the United States Trustee and the members of the Committee, and shall seek Bankruptcy Court approval with respect to the Proposed Action.

         The members of the Committee shall be reimbursed for reasonable out of pocket expenses incurred after the Effective Date, which shall also constitute Plan Expenses. On the Effective Date, the Committee will be deemed to have retained the Committee's Professionals under the arrangements existing on the Effective Date, without any need for new retention agreements or further orders of the Bankruptcy Court, except as provided in the Plan. From and after the Effective Date, except as otherwise provided in this Plan or in the Confirmation Order, the Committee shall be free to operate without supervision by the Bankruptcy Court and free of any restrictions under the Bankruptcy Code or the Bankruptcy Rules.

         In the event of any material default by the Committee or the Disbursing Agent in performing their respective duties under the Plan, including, but not limited to the administration of the Unsecured Creditor Contribution, the Office of the United States Trustee, any creditor or any party in interest may file a motion in the Bankruptcy Court to direct appointment of a trustee (the "Unsecured Creditor Contribution Trustee") for the limited purpose of administering the Unsecured Creditor Contribution in trust for the benefit of Unsecured Creditors plus any claims against the Disbursing Agent, the Committee or their respective Professionals, plus any other funds that may be held by the Committee or Disbursing Agent for the benefit of Unsecured Creditors, in accordance with the provisions of this Plan. The Unsecured Creditor Contribution Trustee would retain the rights bestowed upon and the obligations and responsibilities imposed on the Committee and Disbursing Agent under this Plan. The fees of any appointed Unsecured Creditor Contribution Trustee would be payable as Plan Expenses.

     5.11 Transferred Claims and Defenses. On and after the Effective Date, the Transferred Claims and Defenses shall be deemed conveyed by the Debtor, the Reorganized Debtor or the Estate to the Committee, as representative of the Estate, for the limited purpose of objecting to Disputed Claims that are asserted as Unsecured Claims. The Committee shall only be authorized to utilize the Transferred Claims and Defenses, defensively, in the context of objecting to Unsecured Claims and shall not be empowered to affirmatively assert or prosecute such Transferred Claims and Defenses in litigation that is unrelated to the claims resolution process. Notwithstanding the Committee's limited rights in the Transferred Claims and Defenses, the Reorganized Debtor shall not have any rights or residual interests in the Transferred Claims and Defenses whatsoever.

     5.12 Cooperation. Proponents of the Plan shall cooperate with one another in connection with any matter related to the consummation or implementation of this Plan and the Reorganized Debtor shall provide the Committee with information and access to the Reorganized Debtor's books and records, documents, and employees and representatives to the extent reasonably necessary for the Committee to fulfill its duties under the Plan.

     5.13 Payment of Plan Expenses. All Plan Expenses may be paid by the Disbursing Agent in accordance with section 5.10 of this Plan. The Debtor or the Reorganized Debtor shall not be obligated to pay and shall not pay any Plan Expenses.

     5.14 Notice to Creditors with Unsecured Claims. All Plan Expenses shall be paid by the Disbursing Agent in accordance with the provisions set forth in
Section 5.10 of this Plan, provided that, Creditors with Unsecured Claims and other parties in interest shall be entitled to receive notice of any filings by the Committee with the Bankruptcy Court following the Effective Date upon delivery of a written request to the Committee specifically requesting post-Effective Date notice. Any disputes concerning the Committee's actions following the Effective Date shall be submitted to the Bankruptcy Court for resolution.

     5.15 Distribution of Unsecured Creditor Contribution. The Unsecured Creditor Contribution shall be used to satisfy Allowed Class 4 Unsecured Claims required under the Plan, provided that, the Disbursing Agent shall only distribute Pro Rata payments to holders of Allowed Class 4 Claims from the Unsecured Creditor Contribution in such amounts and at such times as are set forth in this Plan. No payments or distributions shall be made by the Disbursing Agent on account of Disputed Claims that are asserted as Unsecured Claims unless and to the extent such Claims become Allowed Claims. The funds allocated to Disputed Claims that are asserted as Unsecured Claims will not be distributed, but will be held in the Claims Reserve Account by the Disbursing Agent in accordance with this Plan pending resolution of such Disputed Claims.

     5.16 Distribution Procedures. Except as otherwise agreed by the holder of a particular Claim, or as provided in this Plan, all amounts to be paid by the Reorganized Debtor or the Disbursing Agent, as applicable, under the Plan shall be distributed in such amounts and at such times as is reasonably prudent, in the form of interim and/or final distributions, with sufficient reserves established to satisfy any Disputed Unsecured Claims and Professional Fees. Unless otherwise provided in this Plan, all distributions to Creditors shall be:
(i) in U.S. dollars by check, draft or warrant, drawn on a domestic bank, or by wire transfer from a domestic bank, and (ii) by first-class mail (or by other equivalent or superior means as appropriate).

     5.17 Resolution of Disputed Claims. All objections to Claims shall be filed and served not later than ninety (90) days following the Effective Date, provided that, such date may extended by the Bankruptcy Court for cause shown. If an objection is not timely filed by the deadline established in this Section 5.17, any remaining Disputed Claims shall be deemed to be Allowed Claims for purposes of this Plan. Unless otherwise provided in the Confirmation Order, the Reorganized Debtor or the Committee, as applicable, shall be authorized to settle, or withdraw any objections to, any Disputed Claim following the Confirmation Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of this Plan, provided however, that the Bankruptcy Court shall retain jurisdiction to hear and adjudicate the allowance or disallowance of Claims, as provided for in Article IX of this Plan. Nothing herein shall confer on the Reorganized Debtor or the Committee, as applicable, the right to estimate undisputed, liquidated or non-contingent Claims; such Claims shall be allowed (or disallowed) as determined by the parties, or, alternatively, by the Bankruptcy Court if the parties are unable to agree on the amount of the Claim. Under no circumstances will any distributions be made on account of Disallowed Claims.

     5.18 Reserve Provisions for Disputed Claims. The Disbursing Agent, shall implement the following procedures with respect to the allocation and distribution of Cash held in reserve for the benefit of holders of Disputed Unsecured Claims that may become Allowed Claims:

                  (i) Cash respecting Disputed Unsecured Claims shall not be distributed, but, if necessary, shall be withheld by the Disbursing Agent, in an amount equal to the amount of the distributions that would otherwise be made to the holders of such Claims if such Claims had been Allowed Claims, based on the Disputed Unsecured Claims Amount;

                  (ii) All holders of Allowed Unsecured Claims shall be entitled to receive, if available, interim distributions under the Plan. No distributions may be made to the holders of Allowed Unsecured Claims unless adequate reserves are established for the payment of Disputed Claims, and sufficient funds are also reserved by the Disbursing Agent for expected Plan Expenses;

                  (iii) For the purposes of effectuating the provisions of this Section 5.18 the Bankruptcy Court may estimate the amount of any Disputed Unsecured Claim pursuant to section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed to be Allowed Claims pursuant to section 502(c) of the Bankruptcy Code for purposes of distribution under this Plan. In lieu of estimating the amount of any Disputed Unsecured Claim, the Bankruptcy Court may determine the Disputed Unsecured Claims Amount to be reserved for such Disputed Unsecured Claim, or such amount may be fixed by agreement in writing with the holder thereof;

                  (iv) .When a Disputed Unsecured Claim becomes an Allowed Claim, there shall be distributed to the holder of such Allowed Claim, in accordance with the provisions of this Plan, Cash equal to a Pro Rata Share of the Cash set aside for such Claim, but in no event shall such holder be paid more than the amount that would otherwise have been paid to such holder if the Disputed Unsecured Claim (or the Allowed portion of the Disputed Unsecured Claim) had not been a Disputed Unsecured Claim;

                  (v) Interim distributions may be made from time to time to the holders of Allowed Claims prior to the resolution by Final Order or otherwise of all Disputed Unsecured Claims, provided that, such distributions are otherwise consistent with the terms of this Plan and the aggregate amount of Cash to be distributed at such time is practicable in comparison to the anticipated costs of such interim distributions;

                  (vi) No holder of a Disputed Unsecured Claim shall have any Claim against the Cash reserved with respect to such Claim until such Disputed Unsecured Claim shall become an Allowed Claim. In no event shall any holder of any Disputed Unsecured Claim be entitled to receive (under the Plan or otherwise) from the Disbursing Agent, as applicable, any payment (x) which is greater than the amount reserved for such Claim by the Bankruptcy Court pursuant to this Section 5.18 or (y) except as otherwise permitted under this Plan, of interest or other compensation for delays in distribution. In no event shall the Disbursing Agent have any responsibility or liability for any loss to or of any amount reserved under these provisions of this Plan;

                  (vii) To the extent a Disputed Unsecured Claim ultimately becomes an Allowed Unsecured Claim in an amount less than the Disputed Unsecured Claim Amount reserved for such Disputed Unsecured Claim, then the resulting surplus of cash shall be distributed among the holders of Allowed Unsecured Claims until such time as each holder of an Allowed Claim has been paid the Allowed amount of its Unsecured Claim.

     5.19 New Rejection Claims. On and after the Effective Date, the Reorganized Debtor shall retain the right in its sole discretion to object to or otherwise resolve the New Rejection Claims, and shall bear all of the fees and expenses related thereto. Within ten (10) days following final allowance of any New Rejection Claim, the Reorganized Debtor shall fully satisfy the Allowed New Rejection Claims, unless the holder of such New Rejection Claim and the Reorganized Debtor agree to a different treatment. The Reorganized Debtor is authorized to enter into any settlements or compromises of controversies with respect to allowance or disallowance of the New Rejection Claims without the necessity of approval of such settlements and compromises by the Bankruptcy Court and free and clear of any restrictions otherwise imposed by the Bankruptcy Code or Bankruptcy Rules, except as otherwise provided in the Plan or the Confirmation Order. The Bankruptcy Court shall retain jurisdiction to resolve any disputes over the allowance or disallowance of any New Rejection Claim.

     5.20 Allocation of Distributions. Distributions to any holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

     5.21 Rounding.10.42 Whenever any payment of a fraction of a cent would otherwise be called for, the actual distribution shall reflect a rounding of such fraction down to the nearest cent.

     5.22 De Minimis Distributions.

         Notwithstanding any other provision of this Plan, distributions of less than $50.00 need not be made by the Reorganized Debtor, the Committee, or the Disbursing Agent, as applicable, on account of any Allowed Claim, provided that, distributions that would otherwise be made but for this provision shall carry over until the next date of a distribution until the cumulative amount to which any holder of an Allowed Claim is entitled is more than $50.00, at which time the cumulative amount of such distributions shall be paid to such holder. Distributions that will not be made as of the date of a final distribution shall be treated as unclaimed distributions as provided in Section 5.24 of this Plan.

         Notwithstanding any other provision of this Plan, at the point when the remaining funds in the Claims Reserve Account consist of an amount impracticable to distribute, the Committee may donate (or authorize the Disbursing Agent to donate) such Cash to a nonprofit organization or organizations in this judicial district that are exempt pursuant to section 501(c) of the Internal Revenue Code (Title 26 of the United States Code).

     5.23 Disputed Payments. In the event of any dispute between and among Creditors as to the right of any entity to receive or retain any payment or distribution to be made to such entity under the Plan, the Reorganized Debtor, the Committee, or the Disbursing Agent, as applicable, may, in lieu of making such payment or distribution to such entity, instead hold such payment or distribution until the disposition thereof shall be determined by the Bankruptcy Court.

     5.24 Unclaimed Property. Any entity which fails to claim any Cash within 90 days from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan. Upon forfeiture, such Cash (including interest thereon) shall be made available for distribution to
(i) in the event of forfeiture of a payment made on account of an Allowed Unsecured Claim other than a New Rejection Claim, to the holders of Allowed Unsecured Claims; or (ii) in the event of a forfeiture of a payment made on account of any other claim, including a New Rejection Claim, to the Reorganized Debtor. Entities which fail to claim Cash shall forfeit their rights thereto and shall have no claim whatsoever against the Reorganized Debtor, the Committee, or the Disbursing Agent, as applicable, or any holder of an Allowed Claim to whom distributions are made under this Plan, provided, however, that the Disbursing Agent shall undertake reasonable efforts, in its business judgment, to locate creditors whose distributions are returned to the Disbursing Agent without any return or forwarding address.

     5.25 Setoffs. Nothing contained in this Plan shall constitute a waiver or release by the Debtor of any right of setoff or recoupment the Debtor, the Reorganized Debtor, or the Committee may have against any Creditor or Interest Holder.

     5.26 No Distributions on Late-Filed Claims. Except as otherwise provided in a Final Order of the Bankruptcy Court, any Claim as to which a proof of Claim was first filed after the Bar Date shall be a Disallowed Claim, and no distribution shall be made to a holder of such a Claim, provided that, to the extent such Claim was listed in the Schedules (other than as contingent, disputed, or unliquidated) and would be an Allowed Claim but for the lack of a timely proof of Claim, such Claim shall be treated as an Allowed Claim in the amount in which it was so listed.

     5.27 Withholding Taxes. Pursuant to section 346(f) of the Bankruptcy Code, the Reorganized Debtor, the Committee, or the Disbursing Agent, as applicable, shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Reorganized Debtor, the Committee, or the Disbursing Agent, as applicable, shall comply with all reporting obligations imposed on it by any governmental unit.

     5.28 Post-Effective Date Reports. Upon the Effective Date, the Reorganized Debtor shall prepare and submit to the Bankruptcy Court and the Office of the United States Trustee, post-confirmation reports for a revested debtor in the form suggested by the Office of the United States Trustee for Region 17. The first post-confirmation report shall be due within thirty (30) days following the end of the first calendar quarter from the Effective Date and shall be filed on a quarterly basis thereafter, unless otherwise agreed by the Reorganized Debtor and the Office of the United States Trustee.

     5.29 Post Effective Date Employment and Compensation of Professionals. After the Effective Date, professionals for the Debtor shall take only those actions as are authorized by the Reorganized Debtor. Professionals shall not be required to file formal applications for Bankruptcy Court approval of post-Effective Date employment or payment of post-Effective Date fees and expenses. To the extent that the Reorganized Debtor requires Professionals to perform services following the Effective Date, including, but not limited to transitional services to implement the transactions contemplated under this Plan, the Reorganized Debtor is authorized to compensate Professionals without further order of the Bankruptcy Court with respect to fees and expenses incurred subsequent to the Effective Date. The procedures set forth in Section 5.10 of this Plan shall govern any proposed compensation of the Committee's Professionals and any proposed payment of Plan Expenses.

     5.30 Final Decree. Upon substantial consummation of the Plan the Reorganized Debtor shall be authorized to file a motion for the entry of a final decree closing the Chapter 11 case pursuant to section 350 of the Bankruptcy Code. Concurrently with the motion for entry of final decree, the Reorganized Debtor shall also file a report with the Court and the Office of the United States Trustee that sets forth the distributions made by the Reorganized Debtor pursuant to the Plan.

                                   ARTICLE VI
                               EXECUTORY CONTRACTS

     6.1 Executory Contracts and Unexpired Leases.

     6.6.1 Assumption. Upon the Effective Date, the Debtor will assume each of the Assumed Contracts except for any Rejected Contracts identified on Exhibit B. The Debtor and the Plan Sponsors reserve the right to make additions to Exhibit B up to 10 days prior to the date on which objections must be filed to the Plan with respect to the Confirmation Hearing; the Reorganized Debtor currently intends to assume all of the Debtor's unexpired leases of non-residential real property for the Debtor's thirty-five (35) operating locations upon confirmation of the Plan. The Reorganized Debtor shall be responsible for all Cure Obligations with respect to the Assumed Contracts which estimated obligations are annexed as Exhibit F to the Disclosure Statement.

     6.1.2 Rejection. The Rejected Contracts are any contracts and leases listed on Exhibit B. Inclusion of a contract or lease on Exhibit B does not constitute a waiver by the Debtor or the Reorganized Debtor of the right to contend that some or all of such contract or lease is not executory. Any Rejection Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan shall be filed within thirty (30) days of entry of the Confirmation Order, provided that such deadline is not applicable to any executory contract or unexpired lease rejected prior to the Effective Date and for which a different Rejection Claim Bar Date was previously fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3002(c)(4). The notice of entry of the Confirmation Order shall provide the Rejection Claim Bar Date for agreements rejected pursuant to the Plan. Any Rejection Claim not filed by the applicable Rejection Claims Bar Date shall be a Disallowed Claim and shall be forever barred as a Claim against the Debtor, the Reorganized Debtor, the Committee or any property of the Debtor and from sharing in any distribution under this Plan.

     6.2 Satisfaction of Cure Obligations. The Reorganized Debtor shall satisfy any Cure Obligations for the Assumed Contracts by making a Cash payment, in the manner provided in Section 3.1 of this Plan, equal to the lesser of the amount:
(a) set forth in any other notice, motion or supplement to the Plan filed and served in connection with the Confirmation Hearing or as may be determined in an Assumption and Cure Order, or (b) agreed to in writing between the Reorganized Debtor and the non-debtor parties to such contracts or leases. The Debtor shall attach a schedule of proposed Cure Obligations to the Disclosure Statement approved by the Court pursuant to section 1125 of the Bankruptcy Code. Objections, if any, to the Cure Obligations must be filed fourteen (14) days prior to the Confirmation Hearing. The Reorganized Debtor shall satisfy the Cure Obligations within ten (10) days from the date from which an Assumed Contract is assumed pursuant to section 365(b) of the Bankruptcy Code.

     6.3 Post-Petition Executory Contracts and Unexpired Leases. Except as may be provided otherwise by the Confirmation Order, all agreements and stipulations entered into by the Debtor on or after the Petition Date, and all executory contracts and unexpired leases previously assumed by the Debtor on or after the Petition Date, shall remain in full force and effect following Confirmation to the extent and in the manner set forth in such agreements, stipulations and assumed contracts or leases, in each case as approved and authorized by the Bankruptcy Court, and as the same may have been amended, modified or transferred.

     6.4 Insurance Policies. If not previously done, prior to the Effective date, the Debtor is authorized to pay the annual extension premium (in an estimated amount of $88,000) to extend Directors and Officers and Corporate Liability Insurance Policy number 1624394/2 issued by the Carolina Casualty Insurance Company for an additional year period of coverage through one year from the Effective Date. After the Effective Date, the Reorganized Debtors shall not cancel the policy and shall take such steps as are reasonably necessary to maintain the policy.

     6.5 Employee Benefit Plans. Except as otherwise provided in the Plan, all Employee Benefit Programs shall be treated as "executory contracts" and shall be assumed pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code by operation of the Plan.

     6.6 Order Authorizing Assumption or Rejection. The Confirmation Order (or if set forth in a separate order from the Confirmation Order, the Assumption and Cure Order applicable to such Assumed Contract) shall constitute an order of the Bankruptcy Court approving (effective only upon the occurrence of the Effective
Date) the assumption or rejection, as the case may be, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code of all executory contracts and unexpired leases under this Article of the Plan. The contracts and leases under this
Article 6 will be assumed or rejected, respectively, only to the extent that such contracts or leases constitute executory contracts or unexpired leases, and the identification of such agreements on Exhibits B shall not constitute an admission with respect to the characterization of such agreements or the existence of any unperformed obligations, defaults, or damages thereunder.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1 Conditions to Confirmation. Confirmation of this Plan is conditioned upon the entry of an order confirming the Plan which shall, among other things,
(1) decree that the Plan and the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Effective Date that are inconsistent therewith; (2) authorize the implementation of the Plan in accordance with its terms; (3) contain findings supported by evidence adduced at the Confirmation Hearing that upon the occurrence of the Effective Date, that the Plan is proposed in good faith, that all actions contemplated by the Plan necessary to implement the restructuring contemplated by the Plan are authorized by all corporate action, and pursuant to section 1146(c) of the Bankruptcy Code the issuance of securities and the grant of liens and security interests pursuant to the Plan are not subject to any stamp, real estate, or transfer tax; (4) issue the injunction set forth in the Plan, effective as of the Effective Date; (5) decree that on the Effective Date, the revesting of assets in the Debtor contemplated by the Plan is or will be legal, valid and effective, and vest or will vest in the Reorganized Debtor good and marketable title to such property free and clear of all Liens, Claims, and Interests except as provided in the Plan; and (6) confirm the Plan and authorize implementation in accordance with its terms. If any of the foregoing terms and conditions is not met, the Plan Sponsors may, at their option, withdraw this Plan and, if withdrawn, this Plan shall be of no further force or effect.

7.2 Conditions to Effective Date.

     7.2.1 The Effectiveness of this Plan is subject to the following conditions:

                  (a) The representations and warranties set forth in the Plan Agreement and the Plan are substantially true and correct in all material respects as of the Effective Date. In consideration for the modifications to the Plan Agreement set forth in this Plan, the Plan Sponsors waive any and all alleged failures of any conditions precedent to the Plan Sponsor's obligations to consummate the Plan, including the condition in the preceding clause, that allegedly occurred relating to all matters raised in the Plan Sponsors' letters of June 30 and July 5 as to which Crescent and Cedarlane knew or reasonably should have known about. The Plan Sponsors further acknowledge that the Debtor has provided the Plan Sponsors with actual financial performance results for periods 1 through 6 of 2005 and a preliminary analysis of the actual financial performance results of period 7 of the 2005;

                  (b) Between June 2, 2005 and the Effective Date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has or could reasonably be expected to have, individually or in the aggregate, a "material adverse effect," including any fact, event, change, development, effect or circumstance that (1) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Debtor, (2) would materially impair or delay the ability of the Debtor to perform its obligations hereunder, or (3) impairs or decreases the same store "four walls cash flow", which is defined as the store level profit plus depreciation and amortization, as reported on each store's operating statement prepared consistent with historical practice, for the continuing 35 Fresh Choice and Fresh Choice Express stores, by $500,000 or more, calculated as follows: (i) the same store four walls cash flow shall be calculated for the period beginning June 13, 2005 through August 7, 2005 (the Debtor's Periods 7 and 8) and annualized by dividing the total four walls cash flow for Periods 7 and 8 by two and multiplying the quotient by 13 (the "2005 Cash Flow"), (ii) the same store four walls cash flow shall be calculated for the Debtor's Periods 7 and 8 in 2004 and annualized by dividing the total four walls cash flow for Periods 7 and 8 by two and multiplying the quotient by 13 (the "2004 Cash Flow"), and (iii) if the 2004 Cash Flow exceeds the 2005 Cash Flow amount by $500,000 or more, then subsection (3) shall be satisfied. In connection with the calculation of (i) and
(ii) above, the parties agree that in the event confirmation of the Plan is unduly delayed, they will work in good faith to calculate 2005 Cash Flow and 2004 Cash Flow based upon extended periods of time (i.e., including periods beyond the Debtor's Period 8).

         (c) The Confirmation Order shall become a Final Order, unless waived by the Plan Sponsors.

                  If no stay of the Confirmation Order is then in effect, this Plan shall become effective and the Effective Date shall occur upon the closing of the transactions contemplated in the Plan Agreement, but no later than thirty
(30) days after entry of the date that the Confirmation Order becomes a Final Order.

                                  ARTICLE VIII
                             EFFECTS OF CONFIRMATION

     8.1 Binding Effect of Plan. The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Debtor, the Committee, the Plan Sponsors, any entity acquiring property under the Plan, and any Creditor or Interest Holder, whether or not such Creditor or Interest Holder has filed a proof of Claim or Interest in the Chapter 11 Case, whether or not the Claim of such Creditor or the Interest of such Interest Holder is impaired under the Plan, and whether or not such Creditor or Interest Holder has accepted or rejected the Plan. All Claims and Debts shall be as fixed and adjusted pursuant to this Plan. With respect to any taxes of the kind specified in Bankruptcy Code section 1146(c), this Plan shall also bind any taxing authority, recorder of deeds or similar official for any county, state, or governmental unit or parish in which any instrument related to under this Plan or related to any transaction contemplated under this Plan is to be recorded.

     8.2 Revesting of Property Free and Clear. Upon the Effective Date, title to all Estate Assets shall vest in the Reorganized Debtor for the purposes contemplated under the Plan and shall no longer constitute property of the Estate created for Fresh Choice in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code. Except with respect to the Assumed Obligations and as otherwise provided by this Plan, and to the full extent allowed by sections 1141(b) and (c) of the Bankruptcy Code, upon the Effective Date, all Estate Assets shall be free and clear of all Claims, Liens and Interests, including Unsecured Claims. All Unsecured Claims against the Debtor or the Estate shall be of no further force or effect except with respect to the rights of holders of Allowed Claims to received payments or distributions out of the Unsecured Creditor Contribution. Following the Effective Date, the Reorganized Debtor may use, acquire or dispose of any such property free of any restrictions imposed by the Bankruptcy Court, the Bankruptcy Code or the Bankruptcy Rules and without further approval of the Bankruptcy Court or notice to Creditors, except as may otherwise be required under the Plan or the Confirmation Order. Except as otherwise expressly provided in the Plan or Confirmation Order, all rights or causes of action are hereby preserved and retained for enforcement solely and exclusively by and at the discretion of the Reorganized Debtor.

     8.3 Discharge of Debtor. Except with respect to the Assumed Obligations and as otherwise provided in the Plan or the Confirmation Order, the equity contribution paid by the Plan Sponsors, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims and Interests, including, without limitation, any Unsecured Claims. Confirmation of the Plan shall discharge Fresh Choice and the Reorganized Debtor from all Claims or other debts that arose at any time before the Effective Date (other than the Assumed Obligations), and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a Proof of Claim based on such debt is filed or deemed filed under section 501 of the Bankruptcy Code;
(ii) a Claim based on such debt is Allowed under section 502 of the Bankruptcy Code; or (iii) the holder of a Claim has accepted the Plan. As of the Effective Date all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or any other right that is terminated under the Bankruptcy Code or the Plan are permanently enjoined from commencing or continuing any action, the employment of process, or other action, to collect, recover or offset any such Claim as a liability of Fresh Choice or the Reorganized Debtor to the full extent permitted by section 524 of the Bankruptcy Code. Notwithstanding anything in section 1141(d)(1)(B) of the Bankruptcy Code, the Series B Preferred Interests shall be treated as set forth in the Plan, the First and Second Supplements and related documents.

     8.4 Injunction. The Confirmation Order shall be a judicial determination, effective on the occurrence of the Effective Date, of discharge and termination of all liabilities and of all claims against the Debtor and the Reorganized Debtor as provided in the Plan. On the Effective Date, and except as otherwise provided by the Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtor or the Debtor's estate that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Reorganized Debtor with respect to any such Claim or Interest;
(b) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Reorganized Debtor or any assets or property of the Reorganized Debtor with respect to any such Claim or Interest; (c) creating, perfecting or enforcing, directly or indirectly, any Lien or encumbrance of any kind against the Reorganized Debtor or any property of the Reorganized Debtor with respect to any such Claim; (d) asserting, directly or indirectly any obligation against the Reorganized Debtor any property of the Reorganized Debtor with respect to any such Claim or Interest; and (e) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest. Except as otherwise provided in the Plan, no claims of the Debtor or Reorganized Debtor against any person or entity shall be discharged, released, or compromised pursuant to the Plan or Confirmation Order.

     8.5 Full and Final Satisfaction. Commencing upon the Effective Date, the Reorganized Debtor, the Committee or the Disbursing Agent, as applicable, shall be authorized and directed to distribute the amounts required under this Plan to the holders of Allowed Claims according to the provisions of the Plan. Upon the Effective Date, all Debts of the Debtor shall be deemed fixed and adjusted pursuant to this Plan and the Debtor, the Reorganized Debtor, the Committee or the Plan Sponsors, as applicable, shall have no further liability on account of any Claims or Interests except as set forth in this Plan. All payments and all distributions made by the Reorganized Debtor, the Committee or the Disbursing Agent, as applicable, under the Plan shall be in full and final satisfaction, settlement and release of all Allowed Claims.

     8.6 Limitation of Liability. The Debtor, the Reorganized Debtor, the Committee, the Plan Sponsors and their respective officers, directors, managers, employees, agents, and representatives (collectively, the "Exculpated Parties"), will neither have nor incur any liability to any entity for any action in good faith taken or omitted to be taken in connection with or related to the Chapter 11 Case or the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, or any agreement created or entered into in connection with the Plan or incident to the Chapter 11 Case, provided that, this limitation will not affect or modify the rights of any holder of an Allowed Claim to enforce its rights under the Plan or the non-debtor party to an Assumed Contract to enforce its rights under the Assumed Contract, nor shall the foregoing exonerate any of the Exculpated Parties from any liability that is determined that would otherwise result from an act or omission to the extent such act or omission is determined by Final Order to have constituted negligence or willful misconduct. In addition, notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Exculpated Party for any act or omission in connection with, relating to or arising out of the Chapter 11 Case or the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, or any transaction or document created or entered into, or any other act taken or omitted to be taken, in connection therewith, except for: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan, or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted negligence or willful misconduct. The Exculpated Parties do not include any Professionals.

                                   ARTICLE IX
                            RETENTION OF JURISDICTION

         From and after the Confirmation Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, for the following purposes:

                  (i) To hear and determine any and all objections to the allowance of a Claim, actions to equitably subordinate a Claim, or any controversy as to the classification of a Claim in a particular Class under the Plan;

                  (ii) To administer or enforce the Plan and the Plan Agreement;

                  (iii) To liquidate any Disputed Claims;

                  (iv) To hear and determine any and all adversary proceedings, contested matters or applications pending on the Effective Date;

                  (v) To hear and determine any and all motions for the rejection of executory contracts and unexpired leases and to fix and allow any Claims arising therefrom;

                  (vi) To hear and determine any and all applications by Professionals for an award of pre-Effective Date Professional Fees or to resolve any disputes concerning payment of post-Effective Date Professionals Fees or Plan Expenses;

                  (vii) To interpret and/or enforce the provisions of the Plan, the Plan Agreement, and the injunction provided for in the Plan and to determine any and all disputes arising under or regarding interpretation of the Plan, the Plan Agreement, or any other agreement, document or instrument contemplated by the Plan;

                  (viii) To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;

                  (ix) To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

                  (x) To enter such orders as may be necessary or appropriate in furtherance of Confirmation and the successful implementation of the Plan and to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code;

                  (xi) To adjudicate any disputes concerning the Committee's entry into any proposed compromises of controversy in accordance with the procedures set forth in Section 5.10 of the Plan; and

                  (xii) To close the Chapter 11 Case when administration of the case has been completed.

                                   ARTICLE X
                                  MISCELLANEOUS

     10.1 Severability of Plan Provisions. In the event that, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Sponsors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     10.2 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     10.3 Headings. The headings contained in this Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Plan.

     10.4 Language Interpretation. In the interpretation of this Plan, unless the context otherwise requires, references in this Plan to the singular shall be construed to include references to the plural and vice versa; words importing the singular shall be deemed to import the plural and vice versa; words denoting gender shall include all genders; references to sections, schedules, and exhibits shall mean sections, schedules, and exhibits of and to this Plan; references to part includes the whole, except where the context clearly requires otherwise "or" has the inclusive meaning represented by the phrase "and/or," and the words "hereof," "herein," "hereunder," and similar terms in this Plan refer to this Plan as a whole and not to any particular provision of this Plan.

     10.5 Exhibits. All exhibits attached to this Plan or the Disclosure Statement are, by this reference, hereby incorporated into the Plan. The final version of all exhibits to the Plan and the Disclosure Statement will be substantially in the forms attached hereto or thereto. The Plan Sponsors reserve the right to make non-substantive changes and corrections to such exhibits in advance of the Confirmation Hearing. If any exhibits are changed or corrected, the replacement exhibits will be filed with the Bankruptcy Court prior to the commencement of the Confirmation Hearing

     10.6 Exemption from Transfer Taxes: Pursuant to the provisions of section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, the sale or other transfer of any assets by the Debtor or Reorganized Debtor to a third party, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.

     10.7 Notices. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by nationally recognized overnight or next-day courier service, first class mail or via facsimile with electronic confirmation of receipt as follows:

                           If to the Debtor:
                           (By Mail or Facsimile)

                           David E. Pertl
                           Fresh Choice, Inc.
                           485 Cochrane Circle
                           Morgan Hill, CA  95037
                           (408) 776-0799
                           (408) 776-0788 (Facsimile)

                           With a copy to:

                           Debra I. Grassgreen, Esq.
                           Joshua M. Fried, Esq.
                           Pachulski, Stang, Ziehl, Young,
                             Jones & Weintraub P.C.
                           Three Embarcadero Center, Suite 1020
                           San Francisco, CA  94111
                           (415) 263-7000
                           (415) 263-7010 (Facsimile)

                           If to the Committee:
                           (By Mail or Facsimile)

                           Christopher Alliotts, Esq.
                           Sulmeyer Kupetz
                           1080 Marsh Road, Suite 110
                           Menlo Park, CA  94025
                           (650) 326-2245
                           (650) 326-5134 (Facsimile)

                           And

                           Victor A. Sahn, Esq.
                           Elissa Miller, Esq.
                           SulmeyerKupetz, a Professional Corporation
                           333 S. Hope Street, 35th Floor
                           Los Angeles, CA  90071-1406
                           (213) 626-2311
                           (213) 629-4520 (Facsimile)

                           If to Crescent:
                           (By Mail or Facsimile)

                           Robert B. Robbins, Esq.
                           Pillsbury Winthrop Shaw Pittman LLP
                           2300 N Street, N.W.
                           Washington, D.C. 20037
                           (202) 663-8278
                           (202) 663-8007 (Facsimile)

                           And

                           David Dean
                           Managing Director, Law and Secretary
                           Crescent Real Estate Equities Company
                           777 Main Street
                           Suite 2100
                           Forth Worth, TX 76102
                           (817) 321-3200
                           (817) 321-2010 (Facsimile)

                           If to Cedarlane:

                           Robert Atallah, CEO
                           Cedarlane National Foods, Inc.
                           1135 East Artesia Boulevard
                           Carson, CA  90746
                           (310) 886-7732 (Facsimile)

                           And

                           Marty Jannol, Esq.
                           Woollacott Jannol LLP
                           10350 Santa Monica Boulevard
                           Suite 350
                           Los Angeles, California 90025
                           (310) 277-5504
                           (310) 552-7552 (Facsimile)

                           And

                           Ron Andrikian
                           Genesis Capital Advisors
                           15760 Ventura Blvd, Ste 1550
                           Encino, CA 91436
                           (818) 357-5385
                           (818) 905-9705 (Facsimile)

     10.8 Reservation of Rights. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking by any party in interest of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. Neither the Plan Agreement nor the Plan are intended to create or confer, and do not create or confer, any rights, benefits, claim or cause of action against the Plan Sponsors to third parties, other than the parties to the Plan Agreement. The Plan Sponsors are not providing any guaranty of the Debtor's or Reorganized Debtor's obligations (including, but not limited to the Unsecured Creditor Note) and do not personally succeed to any claims or obligations of the Debtor or the Reorganized Debtor. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement nor any statement contained in the Plan or in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Chapter 11 Case involving the Debtor, except with respect to Confirmation of the Plan.

     10.9 Computation of Time Periods.In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the Bankruptcy Court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

     10.10 Defects, Omissions and Amendments. The Plan Sponsors, and the Debtor and the Committee with the approval of the Plan Sponsors, with the approval of the Bankruptcy Court and without notice to all holders of Claims or Interests, insofar as it does not materially and adversely affect holders of Claims, may correct any defect, omission or inconsistency in the Plan in such manner and to such extent as may be necessary or desirable to expedite the execution of the Plan. The Plan may be altered or amended before or after Confirmation as provided in section 1127 of the Bankruptcy Code.

     10.11 Filing of Additional Documents. The Plan Sponsors or the Debtor or the Committee (with the consent of the Plan Sponsors) shall file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     10.12 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such entity.

10.13 Implementation. Upon Confirmation, the Plan Sponsors, Debtor and the Committee shall be authorized to take all steps and execute all documents necessary to effectuate the provisions contained in the Plan.

10.14 Certain Actions. By reason of entry of the Confirmation Order, prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the owners, stockholders, shareholders, members, directors, managers, or officers of the Debtor under the Plan, including, without limitation, (i) the distribution of Cash pursuant to the Plan, (ii) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to the Plan, (iii) the adoption, execution, and implementation of other matters provided for under the Plan involving the company or organizational structure of the Debtor, and (iv) the conversion of the Debtor to a limited liability company under the name Fresh Choice, LLC (or such other similar name as the Plan Sponsors shall adopt) shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to the applicable general corporation, limited liability, or partnership law of the state in which the Debtor or the Reorganized Debtor is chartered, organized or incorporated, without any requirement of further action by the owners, stockholders, shareholders, members, directors, managers, or officers of the Debtor.

                  [Remainder of Page Left Intentionally Blank]

     10. 15 Waiver of Ten (10) Day Stay. The Proponents request as part of the Confirmation Order a waiver from the Bankruptcy Court of the ten (10) day stay of Bankruptcy Rule 3020(e) and, to the extent applicable, a waiver of the ten
(10) day stay of Bankruptcy Rule 6004(g).









Dated: August 16, 2005               FRESH CHOICE, INC.

                                     By /s/ David E. Pertl
                                     ----------------------------------------
                                     David E. Pertl

                                     Executive Vice President and Chief
                                     Financial Officer

                                     OFFICIAL UNSECURED CREDITORS' COMMITTEE

                                     By /s/ Mark H. Speiser
                                     ----------------------------------------
                                     Mark H. Speiser
                                     Co-Chair of the Committee

                                     CRESCENT REAL ESTATE EQUITIES
                                     LIMITED PARTNERSHIP, A DELAWARE LIMITED
                                     PARTNERSHIP

                                     By: Crescent Real Estate Equities, Ltd.,
                                     a Delaware corporation, its general
                                     partner

                                     By: /s/ Jeff Stevens

                                     ----------------------------------------
                                     Jeff Stevens
                                     Vice President of Finance



                                     CEDARLANE NATURAL FOODS, INC.




                                     By: /s/ Robert Atallah
                                     ----------------------------------------
                                     Robert Atallah
                                     Chief Executive Officer

Respectfully submitted,



PACHULSKI, STANG, ZIEHL, YOUNG, JONES

         & WEINTRAUB P.C.





By       /s/ Joshua M. Fried
-----------------------------------------------------------------------------
         Joshua M. Fried, Esq.
         Attorneys for Fresh Choice, Inc.,
         Debtor and Debtor in Possession



SULMEYERKUPETZ, A  PROFESSIONAL,
         CORPORATION


By       /s/ Victor A. Sahn
-----------------------------------------------------------------------------
         Victor A. Sahn, Esq.
         Elissa Miller, Esq.
         Attorneys for Official Committee of
         Unsecured Creditors

PILLSBURY WINTHROP SHAW PITTMAN

By       /s/ Thomas Catliota
-----------------------------------------------------------------------------
         Thomas Catliota, Esq.
         Andrew Love, Esq.
         Attorneys for Crescent Real Equities
         Limited Partnership